CERTIFICATE OF MERGER
                                       of
                       INTERACTIVE MEDIA (New York) CORP.
                             a New York corporation;

                                      into

                      INTERACTIVE VOICE MEDIA NEW YORK LLC,
                      a Delaware Limited Liability Company,
    (pursuant to Sections 18-209 of the Delaware Limited Uablity Company Act)



     The undersigned does hereby certify as follows:


     1. The name and Jurisdiction of formation or organization of the domestic limited liability company and the other business entity to the merger is as follows:

--------------------------------------------------------------------------------
                       Name                  Form of Entity     Jurisdiction of
                                                                 Formation or
                                                                 Organization
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Interactive Media (New York) Corp.          corporation           New York
--------------------------------------------------------------------------------
  Interactive Voice Media New York LLC      limited liability       Delaware
                                                company
--------------------------------------------------------------------------------

     2. An agreement of merger has been approved, adopted, certified, executed and acknowledged by the domestic limited liability company and the other business entity in accordance with Section 18-209(c)(2) of the Delaware Limited Liability Company Act.

     3. The name of the surviving domestic limited liability company is Interactive Voice Media New York LLC (the 'Surviving Entity"),

     4. The effective date of the merger shall be September 30, 1998 at 5:00pm Eastern Standard Time.

     5. The executed agreement of merger is on file at the principal place of business of the Surviving Entity and the address of the principal place of business of the Surviving Entity Is 342 Madison Avenue, Suite 2008, New York, New York 10173.

     6. A copy of the agreement of merger will be furnished by the Surviving Entity, on request and without cost, to any shareholder of Interactive Media (New York) Corp. or any member of the Surviving Entity.

     IN WITNESS WHEREOF, the undersigned have hereunto executed this Certificate of Merger this 25th day of September, 1998.


                                      Interactive Voice Media New York LLC,
                                      a Delaware Limited Liability Company

(Limited Liability Company Seal)


                                      By:  /s/ Nicholas Paine
                                         ------------------------------------
                                         Nicholas Paine, Chief Executive Officer
                                         and Manager
Attest:

  /s/ Ron Duke
-----------------------------
Ron Duke, Secretary

                            CERTIFICATE OF FORMATION

                                       OF

                      INTERACTIVE VOICE MEDIA NEW YORK LLC

      (Under Section 18-201 of the Delaware Limited LIability Company Act)



     1. The name of the limited liability company is: INTERACTIVE VOICE MEDIA NEW YORK LLC.

     2. The addres of its registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such addres is Corporation Service Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of INTERACTIVE VOICE MEDIA NEW YORK LLC this 24th day of September, 1998.




                                          /s/ Candace Lynn Bell
                                        ----------------------------------------
                                        Candace Lynn Bell, Authorized Person